                                  EXHIBIT 21

                        Subsidiaries of the Registrant

                                                                 State or Other
                                                                 Jurisdiction of    Percentage
                                                                 Incorporation      Ownership
                                                                 -------------      ---------
Parent
------

BCSB Bankcorp, Inc.                                              United States


Subsidiary (1)
----------

Baltimore County Savings Bank, F.S.B.                            United States            100%


Subsidiaries of Baltimore County Savings Bank, F.S.B. (1)
-----------------------------------------------------

Baltimore County Service Corp.                                   United States            100%
Ebenezer Road, Inc.                                              United States            100%

__________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.